UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

NATURE’S BEST BRANDS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NATURE’S BEST BRANDS, INC.

305 W. Woodard Street, Suite 221

Denison, TX 75020

NOTICE IS HEREBY GIVEN, pursuant to Section 607.0704 of the Florida Business Corporation Act that the holders of more than a majority of the outstanding shares of common stock of Nature’s Best Brands, Inc., a Florida corporation, have taken the following actions without a meeting of shareholders in accordance with Section 607.0704 of the Florida Business Corporation Act:

(1) The approval of the Amended and Restated Articles of Incorporations of the Company.

This action will become effective on the 20th day after this information statement is mailed to our shareholders.

The enclosed information statement contains information pertaining to the matter acted upon.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By order of the Board of Directors

Lawrence Biggs
Chief Executive Officer
Denison, Texas December [•] , 2018

NATURE’S BEST BRANDS, INC.

305 W. Woodard Street, Suite 221

Denison, TX 75020

(903) 337-1872

INFORMATION STATEMENT

Action by Written Consent of Shareholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of shareholders taken without a meeting of proposals to approve the actions described in this information statement. We are mailing this information statement to our shareholders on or about December [•], 2018. No action is requested or required on your part.

What action was taken by written consent?

We obtained shareholder consent to the following action:

•	The approval of the Amended and Restated Articles of Incorporation (the “Restated Articles”) of the Company, a copy of which is included as Appendix A to this information statement.

How many shares of common stock were outstanding on the date that we received shareholder approval?

On December [•], 2018, the date on which we received consent for the above item, there were 14,130,417 shares of common stock, par value $0.001 per share, outstanding.

What vote was obtained to elect directors and to approve the other proposals described in this information statement?

We obtained the consent of the holders of 10,500,000 shares of common stock, representing 74.3% of our outstanding common stock, on December [•], 2018. As a result, we have obtained all shareholder approval necessary under Florida law for the approval of the Restated Articles. The consent was given by Natalia A. Lopera and Lawrence Biggs.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. We estimate our legal, transfer agency, printing, mailing and related costs associated with this information statement will be approximately $10,000.

Are we sending separate copies of this information statement to different shareholders who have the same address?

We send only one annual report, information statement or notice of Internet availability of proxy materials, as applicable, to any household at which two or more of our shareholders reside if they appear to be members of the same family and we have not received contrary instructions from an affected shareholder. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses for us. Accordingly, one information statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this information statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

When will the above action become effective?

This information statement is first being mailed or furnished to our shareholders on or about December [•], 2018 and the actions described in this information statement will become effective on or about the 20th day thereafter.

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AMENDED AND RESTATED ARTICLES OF INCORPORATION

On November 19, 2018, our board of directors approved the Restated Articles and on December [•], 2018, we received the approval of the holders of more than a majority of our outstanding shares of common stock.

The Restated Articles make the following changes to our present articles of incorporation. The following is a summary of the provisions of the Restated Articles, and is qualified in its entirety by the Restated Articles, a copy of which is set forth in Appendix A to this information statement.

Change of Name

The name of the Company is changed to PreCheck Health Services, Inc. We believe that this name reflects the current direction of our business. Under our current business plan, we are discontinuing our restaurant business and we intend to negotiate a non-exclusive distribution agreement with a manufacturer of medical device systems used for various forms of screening which provides physicians and medical professionals with useful data utilized for maximizing the management of patients’ health, and upon entering into such an agreement, to market the equipment.

Changes Relating to the Rights of Preferred Stock and Common Stock.

Our articles of incorporation provides that:

•	our board of directors may issue shares of common and/or preferred stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions as shall be stated in the resolutions which creates such series, and

•	the holders of common stock or preferred stock have no preemptive rights or rights of subscription or to acquire shares or securities convertible into shares of the Corporation.

The Restated Articles to not give the directors any rights to designate series of common stock. Each share of common stock in entitled to one vote.

Section 607.0630 of the Florida Business Corporation Act provides that the he shareholders of a corporation do not have a preemptive right to acquire the corporation’s unissued shares or the corporation’s treasury shares, except in each case to the extent the articles of incorporation so provide. The Restated Articles do not have any provision relating to preemptive rights with respect to the common stock, with the result that the holders of common stock have no preemptive rights.

The Restated Articles provide for the creation and issuance of one or more classes or series of preferred stock, as shall be stated in the resolution or resolutions adopted by the board providing for the issuance of such class or series and included in a certificate of amendment, and the board is expressly vested with the authority to the full extent provided by law to adopt any such resolution or resolutions. Each class or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board may determine, from time to time, which shall be set forth in the preferred stock designation, including, but not limited to:

(i) the designation of such class or series and the number of shares to constitute such class or series;

(ii) whether dividends shall be payable with respect to such class or series, and, if dividends are payable, the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or non-cumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii) whether the shares of such class or series shall be subject to redemption by us, and, if made subject to such redemption, the times, prices, manner and other terms and conditions of such redemption;

(iv) the special and relative rights and preferences, if any, and the amount or amounts per share, if any, which the shares of such class or series of preferred stock shall be entitled to receive, in preference over any or all other classes or series, upon any voluntary or involuntary liquidation, dissolution or winding up (and distribution of our net assets in connection therewith), and the extent that the holders of such class or series participate with the holders of any other class or series of our capital stock;

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(v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or series of our capital stock or other securities, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi) the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such class or series shall be entitled;

(vii) our obligation, if any, to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(vii) voting rights, if any, including special, conditional or limited voting rights with respect to any matter, including with respect to the election of directors and matters adversely affecting any class or series of preferred stock;

(viii) limitations and restrictions, if any, on the issuance or reissuance of any additional shares of such class or series or of any class or series of preferred stock;

(ix) any preemptive rights or rights or options or other preferential rights to purchase securities to which the holders of any class or series of preferred stock shall or may be entitled; and

(x) such other preferences, limitations or relative rights and privileges thereof as the board, acting in accordance with applicable law and the Restated Articles, may deem advisable and which are not inconsistent with law or with the provisions of the Restated Articles.

Limitation of Liabilty

The Restated Articles provides that no director or officer shall be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty by such director as a director except for (i) for fraudulent acts, or (ii) for breach of fiduciary duty, (iii) any conduct which, under the laws of the State of Florida, a director or officer can be held to be personally liable.

Indemnification

The Restated Articles provide broad indemnification of directors and officers to the maximum extent provided by law. The Restated Articles also provide for advancement of expenses, subject to certain limitations set forth in the Restated Articles.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information as to shares of common stock beneficially owned as of November 20, 2018, by:

•	Each director;
•	Each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
•	All directors and executive officers as a group.

Name and Address[1]	Shares of Common Stock Beneficially Owned	Percentage

Natalia A. Lopera	5,500,000	38.9%
Lawrence Biggs	5,000,000	35.4%
Justin E. Anderson	125,000	*
All officers and directors as a group (three individuals beneficially owning stock)[3]	5,246,000	37.1%

________

* Less than 1%.

1 The address of each person is c/o Nature’s Best Brands, Inc., 305 W. Woodard Street, Suite 221, Denison, TX 75020.

2 Based on 14,130,417 shares outstanding on November 20, 2018. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of November 20, 2018 upon the exercise of stock options, warrants or other purchase rights held by such person or group. None of the named shareholders holds any options or other convertible securities.

3 Includes 6,000 shares beneficially owned by the wife of our chief financial officer, as to which he disclaims beneficial interest.

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Each person has the sole power to vote and dispose of all shares of common stock listed opposite his or her name.

AVAILABILITY OF INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including us) file electronically with the SEC. The SEC’s website is www.sec.gov.

By Order of the Board of Directors Lawrence Biggs Chief Executive Officer

Denison, Texas

December [•], 2018

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Appendix A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

NATURE’S BEST BRANDS, INC.

Pursuant to Section 607.1007 of the Florida Business Corporation Act

Nature’s Best Brands, Inc., a corporation organized and existing under the Florida Business Corporation Act (the “Corporation”), does hereby certify as follows.

1. The name of the Corporation is Nature’s Best Brands, Inc. The original name of the Corporation was Hip Cuisine, Inc. The original articles of incorporation were filed with the Department of State on March 24, 2014. The name of the Corporation was changed to Nature’s Best Brands, Inc. on May 23, 2018

2. The Document Number for the Corporation is P1400002664.

3. These Amended and Restated Articles, which change the name of Corporation to PreCheck Health Services, Inc., restate and amend the provisions of Corporation’s articles of incorporation.

4. These Amended and Restated Articles were duly adopted in accordance with the provisions of Sections 607.1003 and 607.0704 of the Florida Business Corporation Act, and the number of votes cast for these Amended and Restated Articles was sufficient for approval.

5. The text of the Corporation’s articles of incorporation are hereby restated and amended in their entirety to read as follows:

FIRST: The name of the corporation is PreCheck Health Services, Inc. (the “Corporation”).

SECOND: The name and address of the registered agent of the Corporation is Corporate Creations Network Inc., 11380 Prosperity Farms Road #221E, Palm Beach Gardens, FL 33410.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, of which (i) ten million (10,000,000) shares are designated as preferred stock, with a par value of $0.0001 per share (“Preferred Stock”), and (ii) one hundred million (100,000,000) shares are designated as common stock, with a par value of $0.0001 per share (“Common Stock”).

(b) Except as provided by law or these Amended and Restated Articles, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of shareholders of the Corporation.

(c) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors (the “Board”) is hereby expressly authorized to provide for the creation and issuance of one or more classes or series of Preferred Stock, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such class or series and included in a certificate of amendment (a “Preferred Stock Designation”) filed pursuant to the Section 607.6002(4) of the Florida Business Corporation Act, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Each class or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board may determine, from time to time, which shall be set forth in the Preferred Stock Designation, including, but not limited to:

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(i) the designation of such class or series and the number of shares to constitute such class or series;

(ii) whether dividends shall be payable with respect to such class or series, and, if dividends are payable, the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or non-cumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices, manner and other terms and conditions of such redemption;

(iv) the special and relative rights and preferences, if any, and the amount or amounts per share, if any, which the shares of such class or series of Preferred Stock shall be entitled to receive, in preference over any or all other classes or series, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (and distribution of the net assets of the Corporation in connection therewith), and the extent that the holders of such class or series participate with the holders of any other class or series of capital stock of the Corporation;

(v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi) the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such class or series shall be entitled;

(vii) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(vii) voting rights, if any, including special, conditional or limited voting rights with respect to any matter, including with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

(viii) limitations and restrictions, if any, on the issuance or reissuance of any additional shares of such class or series or of any class or series of Preferred Stock;

(ix) any preemptive rights or rights or options or other preferential rights to purchase securities to which the holders of any class or series of Preferred Stock shall or may be entitled; and

(x) such other preferences, limitations or relative rights and privileges thereof as the Board, acting in accordance with applicable law and these Amended and Restated Articles, may deem advisable and which are not inconsistent with law or with the provisions of these Amended and Restated Articles.

FIFTH: No director or officer shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law: (i) for fraudulent acts, or (ii) for breach of fiduciary duty, (iii) any conduct which, under the laws of the State of Florida, a director or officer can be held to be personally liable. If the Florida Business Corporation Act is hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by applicable law. No amendment to or repeal of this Article FIFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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SIXTH: (a) The Corporation shall, to the maximum extent permitted under the applicable law and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Section, (a) the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors, and (b) the Corporation shall not indemnify any person for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, final beyond right of review, all appeals having been exhausted, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines, upon application, that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding any other provisions of this Article SIXTH, the Corporation shall not provide indemnification or advancement of expenses to the extent that such indemnification or advancement of expenses is prohibited by the Florida Business Corporation Act.

(b) Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation, or any agreement, vote of shareholder or disinterested directors, or arrangement to the contrary, subject to the Florida Business Corporation Act, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Section. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

(c) No amendment, termination or repeal of this Article SIXTH or of the relevant provisions of the Florida Business Corporation Act or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

(d) If this Article SIXTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article SIXTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

(e) Notwithstanding anything to the contrary contained in this Article SIXTH, (i) a director who was elected in any contested election who is not a continuing director shall not be entitled to any indemnification or advancement of expenses unless and until a majority of the continuing directors vote that the indemnification provisions set forth in this Article SIXTH shall apply to such newly elected director and (ii) the Corporation shall not advance expenses in connection with any action against the Corporation, including an action for indemnification, by any director, officer or other Indemnitee, without prior approval of the board of directors unless otherwise determined by a court order, final beyond right of review or appeal.

IN WITNESS WHEREOF, the Corporation has caused these Restated Articles of incorporation to be signed by its chief executive officer this th day of December, 2018.

Lawrence Biggs, Chief Executive Officer

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